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                               ARTICLES OF MERGER
                                       OF
                           WEBTRONICS, INC. (Florida)
                                       AND
                    CALLISTO PHARMACEUTICALS, INC. (Delaware)

To the Secretary of State
State of Florida

         Pursuant to the provisions of the Florida Business Corporation Act, the foreign business corporation and the domestic business corporation herein named do hereby submit the following Articles of Merger.

         1. Annexed hereto and made a part hereof is the Plan of Merger for merging Webtronics, Inc. (Florida) with and into Callisto Pharmaceuticals, Inc. (Delaware).

         2. The merger of Webtronics, Inc. (Florida) with and into Callisto Pharmaceuticals, Inc. (Delaware) is permitted by the laws of the jurisdiction of organization of Callisto Pharmaceuticals, Inc. (Delaware) and is in compliance with said laws. The date of adoption of the Plan of Merger by the shareholder of Callisto Pharmaceuticals, Inc. (Delaware) was May 8, 2003.

         3. The shareholders of Webtronics, Inc. (Florida) entitled to vote thereon approved and adopted the aforesaid Plan of Merger in accordance with the provisions of the Florida Business Corporation Act on March 6, 2003.

         4. The effective time and date of the merger herein provided for in the State of Florida shall be 4:30 p.m. on May 20, 2003.

Executed on May 20, 2003
                                  CALLISTO PHARMACEUTICALS, INC.,
                                  a Delaware corporation


                                  By: /s/ Christoph Bruening
                                      ----------------------
                                      Name:  Christoph Bruening
                                      Title: Secretary

                                  WEBTRONICS, INC.,
                                  a Florida corporation


                                  By: /s/ Christoph Bruening
                                      ----------------------
                                      Name:  Christoph Bruening
                                      Title: President